Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Sanofi of our reports dated March 4, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Sanofi’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Neuilly-sur-Seine, France

July 30, 2021

/s/ PricewaterhouseCoopers Audit

/s/ Dominique Ménard

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